     As filed with the Securities and Exchange Commission on July 28, 2000
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                CERUS CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 68-0262011
       ------------------------             ------------------------------------
       (State of Incorporation)             (I.R.S. Employer Identification No.)

                         2525 STANWELL DRIVE, SUITE 300
                            CONCORD, CALIFORNIA 94520
                    (Address of principal executive offices)


                       1998 NON-OFFICER STOCK OPTION PLAN
                           1999 EQUITY INCENTIVE PLAN
                            (Full title of the plans)


                                STEPHEN T. ISAACS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                CERUS CORPORATION
                         2525 STANWELL DRIVE, SUITE 300
                            CONCORD, CALIFORNIA 94520
                                 (925) 603-9071
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              -------------------

                                   Copies to:
                              ROBERT L. JONES, ESQ.
                               ANDREA VACHSS, ESQ.
                               COOLEY GODWARD LLP
                               3175 HANOVER STREET
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 843-5000

                              -------------------

                         CALCULATION OF REGISTRATION FEE


                                                        PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE         AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
        REGISTERED                  REGISTERED              SHARE (1)                  PRICE(1)            REGISTRATION FEE
 -------------------------         ------------         ------------------       ------------------        ----------------
Shares of Common Stock,                128,000               $32.6875 --             $5,704,544.00             $1,506.00
par value $.001 per share,                                   $59.875(1)(a)
subject to outstanding
options granted under the
1999 Equity Incentive Plan

Shares of Common Stock,              1,372,000              $57.4375(1)(b)          $78,804,250.00            $20,804.32
par value $.001 per share,
reserved for future
issuance under the 1999
Equity Incentive Plan

Shares of Common Stock,                120,000              $57.4375(1)(b)           $6,892,500.00             $1,819.62
par value $.001 per share,
reserved for future grant
under the 1998 Non-Officer
Stock Option Plan

Totals                               1,620,000              $32.6875 --             $91,401,294.00            $24,119.94
                                                            $57.4375

----------

(1) (1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Cerus Corporation ("Registrant" or "Company") 1998 Non-Officer Stock Option Plan and 1999 Equity Incentive Plan (collectively, the "Plans") (pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act")) and (b) the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on July 26, 2000 for shares available for future grant pursuant to the Plans (pursuant to Rule 457(c) under the Act).

================================================================================

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
                          NOS. 333-74991 AND 333-84497


        The contents of Registration Statements on Form S-8 Nos. 333-74991 and 333-84497 filed with the Securities and Exchange Commission on March 24, 1999 and August 4, 1999, respectively, are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER
-------
5.1           Opinion of Cooley Godward LLP.

23.1          Consent of Ernst & Young LLP, Independent Auditors.

23.2          Consent of Cooley Godward LLP is contained in Exhibit 5 to this
              Registration Statement.

24.1          Power of Attorney is contained on the signature pages.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on July 28, 2000.


                                         CERUS CORPORATION




                                         By: /s/ Gregory W. Schafer
                                            ------------------------------------
                                            Gregory W. Schafer
                                            Title: Vice President, Finance and
                                                   Chief Financial Officer



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Isaacs and Gregory W. Schafer, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                               DATE

/s/ Stephen T. Isaacs                           President, Chief Executive          July 28, 2000
--------------------------------------------    Officer  and Director
        (Stephen T. Isaacs)                     (Principal Executive Officer)




/s/ Gregory W. Schafer                          Vice President, Finance and         July 28, 2000
--------------------------------------------    Chief Financial Officer
        (Gregory W. Schafer)                    (Principal Financial and
                                                Accounting Officer)


/s/ B.J. Cassin                                 Director                            July 28, 2000
--------------------------------------------
        (B.J. Cassin)



/s/ John E. Hearst                              Director                            July 28, 2000
--------------------------------------------
        (John E. Hearst)



/s/ C. Raymond Larkin, Jr.                      Director                            July 28, 2000
--------------------------------------------
        (C. Raymond Larkin, Jr.)



/s/ Peter H. McNerney                           Director                            July 28, 2000
--------------------------------------------
        (Peter H. McNerney)



/s/ Dale A. Smith                               Director                            July 28, 2000
--------------------------------------------
        (Dale A. Smith)

                                  EXHIBIT INDEX


       EXHIBIT                                                                     SEQUENTIAL PAGE
        NUMBER                         DESCRIPTION                                       NUMBER
        5.1      Opinion of Cooley Godward LLP.                                             7

        23.1     Consent of Ernst & Young LLP, Independent Auditors.                        8

        23.2     Consent of Cooley Godward LLP is contained in Exhibit 5 to                 --
                 this Registration Statement.

        24.1     Power of Attorney is contained on the signature pages.                     --